Exhibit 99.1

Contact:	Francis Idehen

Investor Relations

312-394-3967

Paul Adams

Corporate Communications

410-470-4167

EXELON ANNOUNCES THIRD QUARTER 2014 RESULTS

CHICAGO (Oct. 29, 2014) — Exelon Corporation (NYSE: EXC) announced third quarter 2014 consolidated earnings as follows:

	Third Quarter
	2014	2013
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$676	$667
Diluted Earnings per Share	$0.78	$0.78

GAAP Results:
Net Income ($ millions)	$993	$738
Diluted Earnings per Share	$1.15	$0.86

“Exelon achieved earnings above our guidance range this quarter, with strong performance from both our utility and generation businesses,” said Christopher M. Crane, Exelon’s president and CEO. “We continue to execute our strategy to diversify and grow the business, and based on our results through September and our outlook for the fourth quarter, we are narrowing our full-year operating earnings guidance to $2.30 to $2.50 per share.”

1

Third Quarter Operating Results

Exelon’s adjusted (non-GAAP) operating earnings were $0.78 per share in the third quarters of both 2014 and 2013. Earnings in the third quarter of 2014 primarily reflected the following favorable factors:

•	Higher revenue net fuel at Generation as a result of higher realized energy prices, favorable portfolio management optimization activities, and the cancellation of Department of Energy spent nuclear fuel disposal fees;

•	Favorable distribution and transmission revenue at ComEd due to increased capital investment; and

•	Higher distribution revenue pursuant to increased rates effective in December 2013 at BGE.

These factors were offset by:

•	Higher operating and maintenance (O&M) expenses reflecting increased non-refueling nuclear generating outage days and inflation across all operating companies, offset in part by reduced other postretirement benefit costs;

•	Incremental storm costs at PECO and BGE; and

•	Unfavorable weather at ComEd and PECO.

Adjusted (non-GAAP) operating earnings for the third quarter of 2014 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$676	$0.78
Mark-to-Market Impact of Economic Hedging Activities	158	0.18
Unrealized Losses Related to NDT Fund Investments	(22)	(0.03)
Asset Retirement Obligation	13	0.02
Plant Retirements and Divestitures (primarily gain on sale of Safe Harbor)	197	0.23
Long-Lived Asset Impairment	(30)	(0.03)
Merger and Integration Costs	(64)	(0.07)
Amortization of Commodity Contract Intangibles	12	0.01
Tax Settlements	66	0.08
Non-Controlling Interest	(13)	(0.02)

Exelon GAAP Net Income	$993	$1.15

2

Adjusted (non-GAAP) operating earnings for the third quarter of 2013 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$667	$0.78
Mark-to-Market Impact of Economic Hedging Activities	148	0.17
Unrealized Gains Related to NDT Fund Investments	24	0.03
Asset Retirement Obligation	(6)	(0.01)
Long-Lived Asset Impairments	(28)	(0.03)
Merger and Integration Costs	(26)	(0.03)
Amortization of Commodity Contract Intangibles	(41)	(0.05)

Exelon GAAP Net Income	$738	$0.86

Third Quarter and Recent Highlights

•	Pepco Holdings, Inc. Merger: On September 23, 2014, Pepco Holdings, Inc. (PHI) stockholders overwhelmingly approved the merger of PHI and Exelon. The merger continues to be conditioned upon approval by the Federal Energy Regulatory Commission, the District of Columbia Public Service Commission, and the state public service commissions of Delaware, Maryland, and New Jersey. On October 7, 2014, the Virginia State Corporation Commission issued its order granting approval to transfer control of PHI subsidiaries Delmarva Power & Light Company and Potomac Electric Power Company to Exelon. In addition, the transfer of certain PHI communications licenses requires approval by the Federal Communication Commission. Exelon and PHI will continue to work cooperatively with the Department of Justice as it conducts its review of the proposed merger under the Hart-Scott Rodino Antitrust Improvements Act of 1976. Exelon and PHI continue to expect the merger to be complete in the second or third quarter of 2015.

•	Exelon Generation

•	On September 29th, Exelon Generation announced that it is planning to build two combined-cycle gas turbine (CCGT) units in Texas utilizing a new General Electric technology that will make them among the cleanest, most efficient CCGTs in the nation. The new units are being built on existing Exelon sites: one at Colorado Bend Generating Station, currently a 498 megawatt (MW) natural gas plant in Wharton County, Texas; and one at the 704 MW Wolf Hollow natural gas plant in Granbury, Texas. Each new unit will add approximately 1,000 MW of capacity to their respective sites.

3

•	During the third quarter Exelon announced the sale of three natural gas generation assets. Sale agreements were signed for Fore River (CCGT) in Massachusetts, Quail Run (CCGT) in Texas, and West Valley (CT) in Utah. The sale of the three natural gas generation assets and Exelon’s interest in the Safe Harbor hydroelectric facility in Pennsylvania, which closed in August 2014 and resulted in after-tax proceeds of approximately $975 million, are expected to generate aggregate pre-tax proceeds of $1.3 billion, which will be used primarily to finance a portion of the acquisition of PHI.

•	On October 24, 2014, Exelon entered into a sale agreement to divest its proportional ownership interests in the Keystone and Conemaugh generating facilities in Pennsylvania for total sales proceeds of approximately $475 million, including approximately $60 million of working capital. Exelon and Generation anticipate recording a pre-tax impairment loss ranging from approximately $350 million to $400 million during the fourth quarter of 2014, which will not be included in Adjusted (non-GAAP) Operating Earnings. The estimated net after-tax cash proceeds of $418 million, excluding estimated working capital, are expected to be used to finance a portion of the acquisition of PHI and for general corporate purposes.

•	Constellation: On July 30th , Exelon announced it had entered into a definitive agreement for Exelon to purchase Integrys Energy Services Inc., a competitive retail electricity and natural gas subsidiary serving approximately 1.2 million commercial, industrial, public sector and residential customers across 22 Midwest, mid-Atlantic and Northeastern states and the District of Columbia for $60 million plus adjusted net working capital at the time of closing. Integrys Energy Services will become part of Exelon’s Constellation business unit, strengthening its retail power and gas business serving residential and business customers across the continental United States. The transaction is expected to close in the fourth quarter of 2014.

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and beginning April 1, 2014, 100 percent of the CENG units, produced 45,263 gigawatt-hours (GWh), of which 8,617 GWh were produced by CENG, in the third quarter of 2014, compared with 36,165 GWh in the third quarter of 2013. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 96.5 percent capacity factor for the third quarter of 2014, compared with 94.8 percent for the third quarter of 2013. The number of planned refueling outage days in the third quarter of 2014 totaled 18, including no CENG planned outage days, compared with 43 in the third quarter of 2013. There were 20 non-refueling outage days, including two at CENG, in the third quarter of 2014, compared with five days in the third quarter of 2013.

4

•	Fossil and Renewables Operations: The dispatch match rate for Generation’s gas/hydro fleet was 98.8 percent in the third quarter of 2014, compared with 99.1 percent in the third quarter of 2013. Energy capture for the wind/solar fleet was 94.9 percent in the third quarter of 2014, compared with 92.9 percent in the third quarter of 2013. The increase in energy capture for the third quarter of 2014 was due to the implementation of reliability programs that resulted in increased turbine availability.

•	Financing Activities:

•	On September 8, 2014, PECO issued $300 million of first and refunding mortgage bonds with an interest rate of 4.15 percent due Oct. 1, 2044. The net proceeds from the sale of the bonds were used to pay $250 million in aggregate principal of PECO’s 5 percent first and refunding mortgage bonds which would have come due on Oct. 1, 2014 and for other general corporate purposes. The offering closed on Sept. 15, 2014.

•	On September 18, 2014, ExGen Texas Power, LLC (an indirect subsidiary of Exelon and Exelon Generation) entered into a $695 million senior secured term loan and revolving credit facility. The company distributed the net proceeds from the term loans to Exelon Generation for its general corporate purposes.

•	Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. This strategy has not changed as a result of recent and pending asset divestitures. The proportion of expected generation hedged as of September 30, 2014, is 98.0 percent to 101.0 percent for 2014, 86.0 percent to 89.0 percent for 2015, and 55.0 percent to 58.0 percent for 2016. Expected generation is the volume of energy that best represents our financial exposure through owned or contracted capacity. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

5

Operating Company Results

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities.

The third quarter 2014 GAAP net income was $771 million, compared with $490 million in the third quarter of 2013. Adjusted (non-GAAP) operating earnings for the third quarter of 2014 and 2013 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	3Q14	3Q13
Generation Adjusted (non-GAAP) Operating Earnings	$433	$411
Mark-to-Market Impact of Economic Hedging Activities	161	151
Unrealized Gains/(Losses) Related to NDT Fund Investments	(22)	23
Asset Retirement Obligation	13	(7)
Plant Retirements and Divestitures (primarily gain on sale of Safe Harbor)	198	—
Long-Lived Asset Impairments	(30)	(28)
Merger and Integration Costs	(47)	(20)
Amortization of Commodity Contract Intangibles	12	(40)
Tax Settlements	66	—
Non-Controlling Interest	(13)	—

Generation GAAP Net Income	$771	$490

Generation’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2014 increased $22 million compared with the same quarter in 2013. This increase primarily reflected higher revenue net fuel at Generation as a result of higher realized energy prices, favorable portfolio management optimization activities, and the cancellation of DOE spent nuclear fuel disposal fees. The increase was partially offset by higher O&M expenses reflecting increased non-refueling nuclear generating outage days and inflation, offset in part by reduced other postretirement benefit costs.

ComEd consists of electricity transmission and distribution operations in Northern Illinois. ComEd recorded GAAP net income of $126 million in the third quarter of both 2014 and 2013. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2013 do not include merger and integration costs that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	3Q14	3Q13
ComEd Adjusted (non-GAAP) Operating Earnings	$126	$127
Merger and Integration Costs	—	(1)

ComEd GAAP Net Income	$126	$126

6

ComEd’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2014 were down $1 million from the same quarter in 2013, primarily reflecting unfavorable weather, partially offset by higher distribution and transmission revenue due to increased capital investment.

For the third quarter of 2014, heating degree-days in the ComEd service territory were up 40.5 percent relative to the same period in 2013 and were 6.7 percent below normal. Meanwhile, cooling degree-days were down 19.6 percent relative to the same period in 2013 and were 12.4 percent below normal. Total retail electric deliveries decreased 5.4 percent in the third quarter of 2014 compared with the same period in 2013.

Weather-normalized retail electric deliveries remained flat in the third quarter of 2014 relative to 2013.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in Southeastern Pennsylvania.

PECO’s GAAP net income in the third quarter of 2014 was $81 million, compared with $92 million in the third quarter of 2013. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2013 do not include merger and integration costs that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	3Q14	3Q13
PECO Adjusted (non-GAAP) Operating Earnings	$81	$93
Merger and Integration Costs	—	(1)

PECO GAAP Net Income	$81	$92

PECO’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2014 decreased $12 million from the same quarter in 2013, primarily due to increased storm costs and unfavorable weather conditions.

For the third quarter of 2014, heating degree-days in the PECO service territory were down 61.1 percent relative to the same period in 2013 and were 60.0 percent below normal. Cooling degree-days were down 1.8 percent from the prior year and were 2.5 percent below normal. Total retail electric deliveries were down 3.6 percent compared with the third quarter of 2013. Natural gas deliveries (including both retail and transportation segments) in the third quarter of 2014 were up 0.7 percent compared with the same period in 2013.

7

Weather-normalized retail electric deliveries remained relatively consistent while gas deliveries increased 7.8 percent in the third quarter of 2014 compared with the same period in 2013. The increased gas volumes were driven primarily by increased usage per customer and customer growth, however gas retail volumes in the summer account for a small percentage of annual deliveries and tend to be more volatile.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in Central Maryland.

BGE’s GAAP net income in the third quarter of 2014 was $46 million, compared with $50 million in the third quarter of 2013. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2013 do not include merger and integration costs that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	3Q14	3Q13
BGE Adjusted (non-GAAP) Operating Earnings	$46	$51
Merger and Integration Costs	—	(1)

BGE GAAP Net Income	$46	$50

BGE’s Adjusted (non-GAAP) Operating Earnings in the third quarter of 2014 decreased $5 million from the same quarter in 2013, primarily due to increased contracting as a result of an increase in maintenance related activities and incremental storm costs, which were partially offset by increased distribution revenues pursuant to increased rates effective in December 2013.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on pages 8 and 9 are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on October 29, 2014.

8

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s Third Quarter 2014 Quarterly Report on Form 10-Q (to be filed on October 29, 2014) in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

#  #  #

Exelon Corporation (NYSE: EXC) is the nation’s leading competitive energy provider, with 2013 revenues of approximately $24.9 billion. Headquartered in Chicago, Exelon does business in 48 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with more than 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 7.8 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO). Follow Exelon on Twitter @Exelon.

9

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended September 30, 2014 and 2013	1

Consolidating Statements of Operations - Nine Months Ended September 30, 2014 and 2013	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Nine months ended September 30, 2014 and 2013	3

Business Segment Comparative Statements of Operations - PECO and BGE - Three and Nine months ended September 30, 2014 and 2013	4

Business Segment Comparative Statements of Operations - Other - Three and Nine months ended September 30, 2014 and 2013	5

Consolidated Balance Sheets - September 30, 2014 and December 31, 2013	6

Consolidated Statements of Cash Flows - Nine Months Ended September 30, 2014 and 2013	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended September 30, 2014 and 2013	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Nine Months Ended September 30, 2014 and 2013	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended September 30, 2014 and 2013	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Nine Months Ended September 30, 2014 and 2013	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Nine months ended September 30, 2014 and 2013	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Nine months ended September 30, 2014 and 2013	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Nine months ended September 30, 2014 and 2013	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - BGE - Three and Nine months ended September 30, 2014 and 2013	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Nine months ended September 30, 2014 and 2013	16

Exelon Generation Statistics - Three Months Ended September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013	17

Exelon Generation Statistics - Nine Months Ended September 30, 2014 and 2013	18

ComEd Statistics - Three and Nine months ended September 30, 2014 and 2013	19

PECO Statistics - Three and Nine months ended September 30, 2014 and 2013	20

BGE Statistics - Three and Nine months ended September 30, 2014 and 2013	21

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended September 30, 2014 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$4,412	$1,222	$693	$697	$(112)	$6,912
Operating expenses
Purchased power and fuel	1,880	326	255	297	(110)	2,648
Operating and maintenance	1,266	359	204	165	(12)	1,982
Depreciation and amortization	253	174	59	78	13	577
Taxes other than income	127	76	42	55	6	306

Total operating expenses	3,526	935	560	595	(103)	5,513
Equity in earnings of unconsolidated affiliates	1	—	—	—	—	1

Operating income (loss)	887	287	133	102	(9)	1,400

Other income and (deductions)
Interest expense	(89)	(81)	(29)	(26)	(33)	(258)
Other, net	342	4	2	4	2	354

Total other income and (deductions)	253	(77)	(27)	(22)	(31)	96

Income (loss) before income taxes	1,140	210	106	80	(40)	1,496
Income taxes	291	84	25	31	(9)	422

Net income (loss)	849	126	81	49	(31)	1,074
Net income attributable to noncontrolling interests and preference stock dividends	78	—	—	3	—	81

Net income (loss) attributable to common shareholders	$771	$126	$81	$46	$(31)	$993

	Three Months Ended September 30, 2013
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$4,255	$1,156	$728	$737	$(374)	$6,502
Operating expenses
Purchased power and fuel	2,179	301	289	346	(372)	2,743
Operating and maintenance	1,076	333	186	146	(6)	1,735
Depreciation and amortization	218	164	57	78	13	530
Taxes other than income	98	80	41	53	5	277

Total operating expenses	3,571	878	573	623	(360)	5,285
Equity in earnings of unconsolidated affiliates	37	—	—	—	—	37

Operating income (loss)	721	278	155	114	(14)	1,254

Other income and (deductions)
Interest expense	(82)	(74)	(29)	(29)	(20)	(234)
Other, net	134	7	1	4	9	155

Total other income and (deductions)	52	(67)	(28)	(25)	(11)	(79)

Income (loss) before income taxes	773	211	127	89	(25)	1,175
Income taxes	288	85	35	36	(5)	439

Net income (loss)	485	126	92	53	(20)	736
Net income (loss) attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(5)	—	—	3	—	(2)

Net income (loss) attributable to common shareholders	$490	$126	$92	$50	$(20)	$738

(a)	Includes the results of operations of Constellation Energy Nuclear Group, LLC beginning on April 1, 2014, the date the nuclear operating services agreement was executed.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Nine Months Ended September 30, 2014 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$12,591	$3,484	$2,343	$2,404	$(649)	$20,173
Operating expenses
Purchased power and fuel	7,071	915	960	1,094	(641)	9,399
Operating and maintenance	3,765	1,040	668	541	(9)	6,005
Depreciation and amortization	719	521	176	275	41	1,732
Taxes other than income	350	225	122	168	22	887

Total operating expenses	11,905	2,701	1,926	2,078	(587)	18,023
Equity in losses of unconsolidated affiliates	(20)	—	—	—	—	(20)
Gain on consolidation of CENG	261	—	—	—	—	261

Operating income (loss)	927	783	417	326	(62)	2,391

Other income and (deductions)
Interest expense	(261)	(241)	(85)	(81)	(54)	(722)
Other, net	661	14	5	14	8	702

Total other income and (deductions)	400	(227)	(80)	(67)	(46)	(20)

Income (loss) before income taxes	1,327	556	337	259	(108)	2,371
Income taxes	290	221	82	103	(50)	646

Net income (loss)	1,037	335	255	156	(58)	1,725
Net income attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	111	—	—	10	—	121

Net income (loss) attributable to common shareholders	$926	$335	$255	$146	$(58)	$1,604

	Nine Months Ended September 30, 2013
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$11,858	$3,395	$2,295	$2,271	$(1,094)	$18,725
Operating expenses
Purchased power and fuel	6,294	931	953	1,059	(1,094)	8,143
Operating and maintenance	3,377	1,020	554	450	(10)	5,391
Depreciation and amortization	643	501	171	252	39	1,606
Taxes other than income	292	225	121	162	25	825

Total operating expenses	10,606	2,677	1,799	1,923	(1,040)	15,965
Equity in earnings of unconsolidated affiliates	7	—	—	—	—	7

Operating income (loss)	1,259	718	496	348	(54)	2,767

Other income and (deductions)
Interest expense	(257)	(503)	(86)	(94)	(170)	(1,110)
Other, net	229	18	4	13	47	311

Total other income and (deductions)	(28)	(485)	(82)	(81)	(123)	(799)

Income (loss) before income taxes	1,231	233	414	267	(177)	1,968
Income taxes	436	93	122	107	(25)	733

Net income (loss)	795	140	292	160	(152)	1,235
Net income (loss) attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(6)	—	7	10	—	11

Net income (loss) attributable to common shareholders	$801	$140	$285	$150	$(152)	$1,224

(a)	Includes the results of operations of Constellation Energy Nuclear Group, LLC beginning on April 1, 2014, the date the nuclear operating services agreement was executed.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014 (a)	2013	Variance	2014 (a)	2013	Variance
Operating revenues	$4,412	$4,255	$157	$12,591	$11,858	$733
Operating expenses
Purchased power and fuel	1,880	2,179	(299)	7,071	6,294	777
Operating and maintenance	1,266	1,076	190	3,765	3,377	388
Depreciation and amortization	253	218	35	719	643	76
Taxes other than income	127	98	29	350	292	58

Total operating expenses	3,526	3,571	(45)	11,905	10,606	1,299
Equity in earnings (losses) of unconsolidated affiliates	1	37	(36)	(20)	7	(27)
Gain on consolidation of CENG	—	—	—	261	—	261

Operating income	887	721	166	927	1,259	(332)

Other income and (deductions)
Interest expense	(89)	(82)	(7)	(261)	(257)	(4)
Other, net	342	134	208	661	229	432

Total other income and (deductions)	253	52	201	400	(28)	428

Income before income taxes	1,140	773	367	1,327	1,231	96
Income taxes	291	288	3	290	436	(146)

Net income	849	485	364	1,037	795	242
Net income (loss) attributable to noncontrolling interests and preference stock dividends	78	(5)	83	111	(6)	117

Net income attributable to membership interest	$771	$490	$281	$926	$801	$125

	ComEd

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Variance	2014	2013	Variance
Operating revenues	$1,222	$1,156	$66	$3,484	$3,395	$89
Operating expenses
Purchased power	326	301	25	915	931	(16)
Operating and maintenance	359	333	26	1,040	1,020	20
Depreciation and amortization	174	164	10	521	501	20
Taxes other than income	76	80	(4)	225	225	—

Total operating expenses	935	878	57	2,701	2,677	24

Operating income	287	278	9	783	718	65

Other income and (deductions)
Interest expense	(81)	(74)	(7)	(241)	(503)	262
Other, net	4	7	(3)	14	18	(4)

Total other income and (deductions)	(77)	(67)	(10)	(227)	(485)	258

Income before income taxes	210	211	(1)	556	233	323
Income taxes	84	85	(1)	221	93	128

Net income	$126	$126	$—	$335	$140	$195

(a)	Includes the results of operations of Constellation Energy Nuclear Group, LLC beginning on April 1, 2014, the date the nuclear operating services agreement was executed.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Variance	2014	2013	Variance
Operating revenues	$693	$728	$(35)	$2,343	$2,295	$48
Operating expenses
Purchased power and fuel	255	289	(34)	960	953	7
Operating and maintenance	204	186	18	668	554	114
Depreciation and amortization	59	57	2	176	171	5
Taxes other than income	42	41	1	122	121	1

Total operating expenses	560	573	(13)	1,926	1,799	127

Operating income	133	155	(22)	417	496	(79)

Other income and (deductions)
Interest expense	(29)	(29)	—	(85)	(86)	1
Other, net	2	1	1	5	4	1

Total other income and (deductions)	(27)	(28)	1	(80)	(82)	2

Income before income taxes	106	127	(21)	337	414	(77)
Income taxes	25	35	(10)	82	122	(40)

Net income	81	92	(11)	255	292	(37)
Preferred security dividends and redemption	—	—	—	—	7	(7)

Net income attributable to common shareholder	$81	$92	$(11)	$255	$285	$(30)

	BGE

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Variance	2014	2013	Variance
Operating revenues	$697	$737	$(40)	$2,404	$2,271	$133
Operating expenses
Purchased power and fuel	297	346	(49)	1,094	1,059	35
Operating and maintenance	165	146	19	541	450	91
Depreciation and amortization	78	78	—	275	252	23
Taxes other than income	55	53	2	168	162	6

Total operating expenses	595	623	(28)	2,078	1,923	155

Operating income	102	114	(12)	326	348	(22)

Other income and (deductions)
Interest expense	(26)	(29)	3	(81)	(94)	13
Other, net	4	4	—	14	13	1

Total other income and (deductions)	(22)	(25)	3	(67)	(81)	14

Income before income taxes	80	89	(9)	259	267	(8)
Income taxes	31	36	(5)	103	107	(4)

Net income	49	53	(4)	156	160	(4)
Preference stock dividends	3	3	—	10	10	—

Net income attributable to common shareholders	$46	$50	$(4)	$146	$150	$(4)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Variance	2014	2013	Variance
Operating revenues	$(112)	$(374)	$262	$(649)	$(1,094)	$445
Operating expenses
Purchased power and fuel	(110)	(372)	262	(641)	(1,094)	453
Operating and maintenance	(12)	(6)	(6)	(9)	(10)	1
Depreciation and amortization	13	13	—	41	39	2
Taxes other than income	6	5	1	22	25	(3)

Total operating expenses	(103)	(360)	257	(587)	(1,040)	453

Equity in earnings of unconsolidated affiliates	—	—	—	—	—	—

Operating loss	(9)	(14)	5	(62)	(54)	(8)

Other income and (deductions)
Interest expense	(33)	(20)	(13)	(54)	(170)	116
Other, net	2	9	(7)	8	47	(39)

Total other income and (deductions)	(31)	(11)	(20)	(46)	(123)	77

Loss before income taxes	(40)	(25)	(15)	(108)	(177)	69
Income benefit	(9)	(5)	(4)	(50)	(25)	(25)

Net loss	$(31)	$(20)	$(11)	$(58)	$(152)	$94

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$2,763	$1,609
Restricted cash and investments	318	167
Accounts receivable, net
Customer	2,815	2,981
Other	898	1,175
Mark-to-market derivative assets	744	727
Unamortized energy contract assets	225	374
Inventories, net
Fossil fuel	546	276
Materials and supplies	1,045	829
Deferred income taxes	38	573
Regulatory assets	774	760
Assets held for sale	649	14
Other	1,022	652

Total current assets	11,837	10,137

Property, plant and equipment, net	51,630	47,330
Deferred debits and other assets
Regulatory assets	5,589	5,910
Nuclear decommissioning trust funds	10,349	8,071
Investments	562	1,165
Investments in affiliates	26	22
Investment in CENG	—	1,925
Goodwill	2,672	2,625
Mark-to-market derivative assets	524	607
Unamortized energy contracts assets	571	710
Pledged assets for Zion Station decommissioning	365	458
Other	1,139	964

Total deferred debits and other assets	21,797	22,457

Total assets	$85,264	$79,924

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$562	$341
Long-term debt due within one year	2,064	1,509
Accounts payable	2,502	2,484
Accrued expenses	1,462	1,633
Payables to affiliates	22	116
Deferred income taxes	26	40
Regulatory liabilities	364	327
Mark-to-market derivative liabilities	249	159
Unamortized energy contract liabilities	195	261
Other	985	858

Total current liabilities	8,431	7,728

Long-term debt	19,200	17,623
Long-term debt to financing trusts	648	648
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	13,181	12,905
Asset retirement obligations	7,003	5,194
Pension obligations	1,809	1,876
Non-pension postretirement benefit obligations	1,459	2,190
Spent nuclear fuel obligation	1,021	1,021
Regulatory liabilities	4,593	4,388
Mark-to-market derivative liabilities	291	300
Unamortized energy contract liabilities	214	266
Payable for Zion Station decommissioning	260	305
Other	2,104	2,540

Total deferred credits and other liabilities	31,935	30,985

Total liabilities	60,214	56,984

Commitments and contingencies
Shareholders’ equity
Common stock	16,679	16,741
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	11,160	10,358
Accumulated other comprehensive loss, net	(1,917)	(2,040)

Total shareholders’ equity	23,595	22,732
BGE preference stock not subject to mandatory redemption	193	193
Noncontrolling interest	1,262	15

Total equity	25,050	22,940

Total liabilities and shareholders’ equity	$85,264	$79,924

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net income	$1,725	$1,235
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, depletion and accretion, including nuclear fuel and energy contract amortization	2,856	2,844
Impairment of long-lived assets	162	171
Gain on Consolidation of CENG	(268)	—
Gain on sale of assets	(356)	(17)
Deferred income taxes and amortization of investment tax credits	459	(164)
Net fair value changes related to derivatives	522	(229)
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(141)	(95)
Other non-cash operating activities	698	584
Changes in assets and liabilities:
Accounts receivable	198	54
Inventories	(316)	(103)
Accounts payable, accrued expenses and other current liabilities	(322)	(243)
Option premiums received (paid), net	21	(38)
Counterparty collateral posted, net	(615)	(73)
Income taxes	72	863
Pension and non-pension postretirement benefit contributions	(516)	(360)
Other assets and liabilities	(536)	(35)

Net cash flows provided by operating activities	3,643	4,394

Cash flows from investing activities
Capital expenditures	(4,114)	(3,887)
Proceeds from termination of direct financing lease investment	335	—
Proceeds from nuclear decommissioning trust fund sales	5,464	3,344
Investment in nuclear decommissioning trust funds	(5,550)	(3,518)
Acquisition of business	(67)	—
Proceeds from sale of long-lived assets	660	32
Proceeds from sale of investments	7	20
Purchases of investments	(3)	(3)
Cash consolidated from CENG	129	—
Change in restricted cash	(151)	(23)
Other investing activities	(86)	65

Net cash flows used in investing activities	(3,376)	(3,970)

Cash flows from financing activities
Payment of accounts receivable agreement	—	(210)
Changes in short-term borrowings	236	205
Issuance of long-term debt	3,212	2,031
Retirement of long-term debt	(1,214)	(1,156)
Redemption of preferred securities	—	(93)
Distributions to non-controlling interest of consolidated VIE	(415)	—
Dividends paid on common stock	(799)	(981)
Proceeds from employee stock plans	25	40
Other financing activities	(158)	(102)

Net cash flows provided by (used in) financing activities	887	(266)

Increase in cash and cash equivalents	1,154	158
Cash and cash equivalents at beginning of period	1,609	1,486

Cash and cash equivalents at end of period	$2,763	$1,644

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended September 30, 2014				Three Months Ended September 30, 2013
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$6,912	$(248	)(b),(c)	$6,664	$6,502	$(90	)(b),(c)	$6,412
Operating expenses
Purchased power and fuel	2,648	33	(b),(c)	2,681	2,743	112	(b),(c)	2,855
Operating and maintenance	1,982	(99	)(d),(e),(f),(g)	1,883	1,735	(96	)(d),(e),(f)	1,639
Depreciation and amortization	577	—		577	530	(1	)(d)	529
Taxes other than income	306	—		306	277	—		277

Total operating expenses	5,513	(66)		5,447	5,285	15		5,300
Equity in earnings of unconsolidated affiliates	1	—		1	37	23	(c),(d)	60

Operating income	1,400	(182)		1,218	1,254	(82)		1,172

Other income and (deductions)
Interest expense	(258)	24	(b),(d)	(234)	(234)	—		(234)
Other, net	354	(275	)(g),(h),(i)	79	155	(63	)(h)	92

Total other income and (deductions)	96	(251)		(155)	(79)	(63)		(142)

Income before income taxes	1,496	(433)		1,063	1,175	(145)		1,030
Income taxes	422	(103	)(b),(c),(d),(e),(f),(g),(h),(i)	319	439	(74	)(b),(c),(d),(e),(f),(h)	365

Net income	1,074	(330)		744	736	(71)		665
Net income (loss) attributable to noncontrolling interests and preference stock dividends	81	(13	)(j)	68	(2)	—		(2)

Net income attributable to common shareholders	$993	$(317)		$676	$738	$(71)		$667

Effective tax rate	28.2%			30.0%	37.4%			35.4%
Earnings per average common share
Basic	$1.15	$(0.37)		$0.78	$0.86	$(0.08)		$0.78
Diluted	$1.15	$(0.37)		$0.78	$0.86	$(0.08)		$0.78

Average common shares outstanding
Basic	861			861	857			857
Diluted	863			863	860			860
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$(0.18)				$(0.17)
Amortization of commodity contract intangibles (c)		(0.01)				0.05
Merger and integration costs (d)		0.07				0.03
Long-lived asset impairment (e)		0.03				0.03
Asset retirement obligation (f)		(0.02)				0.01
Plant retirements and divestitures (g)		(0.23)				—
Unrealized (gains) losses related to NDT fund investments (h)		0.03				(0.03)
Tax settlements (i)		(0.08)				—
Non-controlling interest (j)		0.02				—

Total adjustments		$(0.37)				$(0.08)

For the three months ended September 30, 2014, includes the results of operations of Constellation Energy Nuclear Group, LLC beginning on April 1, 2014, the date the nuclear operating services agreement was executed.

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the Constellation merger date and at the CENG integration date.
(d)	Adjustment to exclude certain costs associated with the Constellation merger, PHI acquisition, and at Generation, the CENG integration, including professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(e)	Adjustment to exclude a 2014 charge to earnings primarily related to the impairment of certain assets held for sale and a 2013 charge to earnings primarily related to the impairment of certain wind generating assets.
(f)	Adjustment to exclude the 2014 decrease in Generation’s nuclear decommissioning obligation and 2013 increase in Generation’s asset retirement obligation for retired fossil power plants.
(g)	Adjustment to exclude the impacts associated with the sale of Generation’s ownership interest in generating stations, primarily the gain from the sale of Generation’s equity interest in Safe Harbor Water Power Corporation.
(h)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(i)	Adjustment to reflect a benefit related to favorable settlements in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.
(j)	Adjustments to account for the CENG interest not owned by Generation, where applicable.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$20,173	$772	(b),(c),(d)	$20,945	$18,725	$462	(b),(c)	$19,187
Operating expenses
Purchased power and fuel	9,399	220	(b),(c)	9,619	8,143	355	(b),(c)	8,498
Operating and maintenance	6,005	(250	)(d),(e),(f),(g)	5,755	5,391	(265	)(d),(e),(f),(g)	5,126
Depreciation and amortization	1,732	—		1,732	1,606	(3	)(b)	1,603
Taxes other than income	887	—		887	825	—		825

Total operating expenses	18,023	(30)		17,993	15,965	87		16,052
Equity in earnings (loss) of unconsolidated affiliates	(20)	12	(c),(d)	(8)	7	62	(c),(d)	69
Gain on consolidation of CENG	261	(261	)(i)	—	—	—		—

Operating income	2,391	553		2,944	2,767	437		3,204

Other income and (deductions)
Interest expense	(722)	32	(b),(d)	(690)	(1,110)	370	(d),(e),(l),(m)	(740)
Other, net	702	(480	)(g),(h),(j)	222	311	(117	)(d),(g),(h),(l)	194

Total other income and (deductions)	(20)	(448)		(468)	(799)	253		(546)

Income before income taxes	2,371	105		2,476	1,968	690		2,658
Income taxes	646	99	(b),(c),(d),(e),(f),(g),(h),(i),(j)	745	733	192	(b),(c),(d),(e),(f),(g),(h),(l),(m)	925

Net income	1,725	6		1,731	1,235	498		1,733
Net income attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	121	(36	)(k)	85	11	—		11

Net income attributable to common shareholders	$1,604	$42		$1,646	$1,224	$498		$1,722

Effective tax rate	27.2%			30.1%	37.2%			34.8%
Earnings per average common share
Basic	$1.87	$0.05		$1.92	$1.43	$0.58		$2.01
Diluted	$1.86	$0.05		$1.91	$1.42	$0.58		$2.00

Average common shares outstanding
Basic	860			860	856			856
Diluted	863			863	860			860
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		0.34				(0.21)
Amortization of commodity contract intangibles (c)		0.06				0.32
Merger and integration costs (d)		0.12				0.08
Long-lived asset impairment (e)		0.11				0.13
Asset retirement obligation (f)		(0.02)				0.01
Plant retirements and divestitures (g)		(0.23)				(0.01)
Unrealized gains related to NDT fund investments (h)		(0.07)				(0.04)
Gain on CENG integration (i)		(0.18)				—
Tax settlement (j)		(0.12)				—
Non-controlling interest (k)		0.04				—
Amortization of the fair value of certain debt (l)		—				(0.01)
Remeasurement of like-kind exchange tax position (m)		—				0.31

Total adjustments		$0.05				$0.58

For the nine months ended September 30, 2014, includes the results of operations of Constellation Nuclear Energy Group, LLC beginning on April 1, 2014, the date the nuclear operating services agreement was executed.

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the Constellation merger date and at the CENG integration date.
(d)	Adjustment to exclude certain costs associated with the Constellation merger, PHI acquisition, and at Generation, the CENG integration, including professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(e)	Adjustment to exclude a 2014 charge to earnings primarily related to the impairment of certain wind generating assets and certain assets held for sale, and a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects and impairment of certain wind generating assets.
(f)	Adjustment to exclude the 2014 decrease in Generation’s nuclear decommissioning obligation and the 2013 increase in asset retirement obligation for fossil power plants.
(g)	Adjustment to exclude the impacts associated with the sale of Generation’s ownership interest in generating stations, primarily the gain from sale of Generation’s equity interest in Safe Harbor Water Power Corporation in 2014.
(h)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(i)	Adjustment to exclude the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing commitments between Generation and CENG.
(j)	Adjustment to reflect a benefit related to favorable settlements in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.
(k)	Adjustment to account for the CENG interest not owned by Generation, where applicable.
(l)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the Constellation merger date, which was retired in the second quarter of 2013.
(m)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended September 30, 2014 and 2013

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (a)	Exelon
2013 GAAP Earnings (Loss)	$0.86	$490	$126	$92	$50	$(20)	$738
2013 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.17)	(151)	—	—	—	3	(148)
Unrealized Gains Related to NDT Fund Investments (1)	(0.03)	(23)	—	—	—	(1)	(24)
Asset Retirement Obligation (2)	0.01	7	—	—	—	(1)	6
Long-Lived Asset Impairment (3)	0.03	28	—	—	—	—	28
Merger and Integration Costs (4)	0.03	20	1	1	1	3	26
Amortization of Commodity Contract Intangibles (5)	0.05	40	—	—	—	1	41

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	0.78	411	127	93	51	(15)	667
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Volume Impacts for Generation Revenue (9)	0.15	133	—	—	—	—	133
Fuel Cost Impacts for Generation (10)	—	(3)	—	—	—	—	(3)
Capacity Pricing (11)	0.04	34	—	—	—	—	34
Market and Portfolio Conditions (12)	0.08	67	—	—	—	—	67
ComEd, PECO and BGE Margins:
Weather	(0.03)	—	(16)	(10)	— (b)	—	(26)
Load	—	—	1	1	— (b)	—	2
Other Energy Delivery (13)	0.06	—	39	8	5	—	52
Operating and Maintenance Expense:
Labor, Contracting and Materials (14)	(0.14)	(93)	(11)	(2)	(8)	(3)	(117)
Planned Nuclear Refueling Outages (15)	0.01	6	—	—	—	—	6
Pension and Non-Pension Postretirement Benefits (16)	0.03	13	14	1	(1)	2	29
Other Operating and Maintenance (17)	(0.08)	(40)	(18)	(11)	(4)	6	(67)
Depreciation and Amortization Expense (18)	(0.04)	(22)	(6)	(1)	—	(1)	(30)
Equity in Earnings of Unconsolidated Affiliates (19)	(0.04)	(36)	—	—	—	—	(36)
Income Taxes (20)	0.03	19	—	2	2	—	23
Interest Expense, Net	0.01	6	(4)	—	1	3	6
CENG Non-Controlling Interest	(0.05)	(43)	—	—	—	—	(43)
Other (21)	(0.03)	(19)	—	—	—	(2)	(21)

2014 Adjusted (non-GAAP) Operating Earnings (Loss)	0.78	433	126	81	46	(10)	676
2014 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.18	161	—	—	—	(3)	158
Unrealized Losses Related to NDT Fund Investments (1)	(0.03)	(22)	—	—	—	—	(22)
Asset Retirement Obligation (2)	0.02	13	—	—	—	—	13
Plant Retirements and Divestitures (6)	0.23	198	—	—	—	(1)	197
Long-Lived Asset Impairment (3)	(0.03)	(30)	—	—	—	—	(30)
Merger and Integration Costs (4)	(0.07)	(47)	—	—	—	(17)	(64)
Amortization of Commodity Contract Intangibles (5)	0.01	12	—	—	—	—	12
Tax Settlements (7)	0.08	66	—	—	—	—	66
Non-Controlling Interest (8)	(0.02)	(13)	—	—	—	—	(13)

2014 GAAP Earnings (Loss)	$1.15	$771	$126	$81	$46	$(31)	$993

Notes:

•	Beginning on April 1, 2014, each line item above includes 100% of CENG’s results of operations. Prior to April 1, 2014, CENG’s net results were included in equity in earnings (loss) on unconsolidated affiliates. Therefore, the results of operations from 2014 and 2013 for each line item above are not comparable for Generation and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.
•	Effective in the fourth quarter of 2013 Exelon switched from applying a blended tax rate to applying a marginal tax rate to the drivers and exclusions presented above, resulting in minor changes when comparing to historical earnings release filings.
•	Effective in the first quarter of 2014, ‘Nuclear Volume’ and ‘Nuclear Fuel Costs’ were changed to ‘Volume Impacts for Generation Revenue’ and ‘Fuel Cost Impacts for Generation,’ respectively, reflecting a full Generation perspective.
(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	In 2013, primarily reflects an increase in Generation’s asset retirement obligation for retired fossil power plants. In 2014, primarily reflects a decrease in Generation’s nuclear decommissioning obligation.
(3)	Reflects charges to earnings primarily related to the impairment of certain wind generating assets in 2013 and the impairment of certain generating assets held for sale in 2014.
(4)	Reflects certain costs associated with the Constellation merger, PHI acquisition, and, at Generation, the CENG integration, including professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(5)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the Constellation merger date and at the CENG integration date.
(6)	Reflects the impacts associated with the sale of Generation’s ownership interest in generating stations, primarily the gain from sale of Generation’s equity interest in Safe Harbor Water Power Corporation.
(7)	Reflects a benefit related to the favorable settlement in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.
(8)	Represents adjustments to account for the CENG interest not owned by Generation, where applicable.
(9)	Primarily reflects the inclusion of CENG’s results for the third quarter of 2014 and decreased nuclear outage days in 2014, partially offset by a decrease in fossil generation within the New England region as a result of favorable portfolio management optimization activities, which is partially offset below within market and portfolio conditions.
(10)	Primarily reflects the inclusion of CENG’s results for the third quarter of 2014 and increased nuclear generation, partially offset by lower fossil fuel cost within the New England region and the cancellation of the DOE spent nuclear fuel disposal fee.
(11)	Primarily reflects the inclusion of CENG’s capacity credits within the New York and PJM markets for the third quarter of 2014.
(12)	Primarily reflects the impact of favorable portfolio management optimization activities within the New England region and higher realized energy prices within the Mid-Atlantic and New York regions.
(13)	For ComEd, primarily reflects higher distribution and transmission revenue as a result of increased capital investments, as well as increased cost recovery associated with energy efficiency programs and uncollectible accounts expense due to timing of regulatory cost recovery (both offset below, in other operating and maintenance expense). For PECO, primarily reflects increased recovery from regulatory programs (offset below primarily in operating and maintenance expense). For BGE, primarily reflects increased distribution revenue pursuant to increased rates effective in December 2013.
(14)	Primarily reflects the inclusion of CENG’s results for the third quarter of 2014 at Generation, an increase in contracting costs as a result of increased nuclear non-refueling outage days at Generation, increased contracting as a result of an increase in maintenance related activities at ComEd and BGE, increased contracting costs associated with EIMA Smart Meter Project assistance at ComEd, and inflation across all operating companies.
(15)	Primarily reflects the impact of decreased nuclear refueling outage days in 2014, excluding Salem.
(16)	Primarily reflects cost savings from plan design changes for certain OPEB plans and the favorable impact of higher actuarially assumed pension and OPEB discount rates for 2014, partially offset by the inclusion of CENG’s results for the third quarter of 2014 at Generation.
(17)	At Generation, primarily relates to the inclusion of CENG’s results for the third quarter of 2014 and an increase in nuclear decommissioning obligation expense. At ComEd, primarily relates to increased spend on energy and efficiency programs and increased uncollectible accounts expense (both offset above, in other energy and delivery revenue). In the PECO and BGE service territory, primarily reflects increased storm costs. Also at PECO, reflects increased spend on regulatory programs (offset above in other energy delivery revenue).
(18)	Primarily reflects the inclusion of CENG’s results for the third quarter of 2014 at Generation and increased depreciation expense across all operating companies for ongoing capital expenditures.
(19)	Reflects the third quarter 2013 non-cash amortization of the fair value basis difference recorded at the Constellation merger date, offset by equity in losses in CENG in 2013. CENG’s operating results are fully consolidated in 2014 and, as a result, are not reflected as equity method earnings in 2014.
(20)	At Generation, primarily reflects an increase in domestic production activities deduction, partially offset by a reduction in investment tax credit benefits.
(21)	At Generation, primarily reflects the inclusion of CENG for the third quarter of 2014.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Nine Months Ended September 30, 2014 and 2013

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (a)	Exelon
2013 GAAP Earnings (Loss)	$1.42	$801	$140	$285	$150	$(152)	$1,224
2013 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.21)	(166)	—	—	—	(2)	(168)
Unrealized Gains Related to NDT Fund Investments (1)	(0.04)	(37)	—	—	—	—	(37)
Asset Retirement Obligation (2)	0.01	6	—	—	—	—	6
Plant Retirements and Divestitures (3)	(0.01)	(13)	—	—	—	—	(13)
Long-Lived Asset Impairment (4)	0.13	102	—	—	—	9	111
Merger and Integration Costs (5)	0.08	60	2	5	(3)	2	66
Amortization of Commodity Contract Intangibles (6)	0.32	273	—	—	—	—	273
Remeasurement of Like-Kind Exchange Tax Position (7)	0.31	—	170	—	—	97	267
Amortization of the Fair Value of Certain Debt (8)	(0.01)	(7)	—	—	—	—	(7)

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	2.00	1,019	312	290	147	(46)	1,722
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Volume Impacts for Generation Revenue (12)	0.25	218	—	—	—	—	218
Fuel Cost Impacts for Generation (13)	(0.10)	(85)	—	—	—	—	(85)
Capacity Pricing (14)	0.21	182	—	—	—	—	182
Market and Portfolio Conditions (15)	(0.09)	(75)	—	—	—	—	(75)
ComEd, PECO and BGE Margins:
Weather	—	—	(7)	5	— (b)	—	(2)
Load	0.01	—	4	6	— (b)	—	10
Other Energy Delivery (16)	0.16	—	64	12	58	(1)	133
Operating and Maintenance Expense:
Labor, Contracting and Materials (17)	(0.26)	(177)	(20)	(4)	(21)	(1)	(223)
Planned Nuclear Refueling Outages (18)	(0.03)	(29)	—	—	—	—	(29)
Pension and Non-Pension Postretirement Benefits (19)	0.09	34	36	2	(4)	6	74
Other Operating and Maintenance (20)	(0.23)	(86)	(28)	(69)	(27)	10	(200)
Depreciation and Amortization Expense (21)	(0.09)	(48)	(12)	(3)	(14)	(1)	(78)
Equity in Earnings of Unconsolidated Affiliates (22)	(0.05)	(47)	—	—	—	—	(47)
Income Taxes (23)	0.08	54	3	11	2	3	73
Interest Expense, Net (24)	0.04	24	(14)	—	7	16	33
CENG Non-Controlling Interest	(0.06)	(50)	—	—	—	—	(50)
Other (25)	(0.01)	(10)	(3)	5	(2)	—	(10)
Share Differential	(0.01)	—	—	—	—	—	—

2014 Adjusted (non-GAAP) Operating Earnings (Loss)	1.91	924	335	255	146	(14)	1,646
2014 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.34)	(294)	—	—	—	1	(293)
Unrealized Gains Related to NDT Fund Investments (1)	0.07	62	—	—	—	—	62
Asset Retirement Obligation (2)	0.02	13	—	—	—	—	13
Plant Retirements and Divestitures (3)	0.23	198	—	—	—	(1)	197
Long-Lived Asset Impairment (4)	(0.11)	(83)	—	—	—	(15)	(98)
Gain on CENG Integration (9)	0.18	159	—	—	—	—	159
Merger and Integration Costs (5)	(0.12)	(76)	—	—	—	(29)	(105)
Amortization of Commodity Contract Intangibles (6)	(0.06)	(42)	—	—	—	—	(42)
Tax Settlements (10)	0.12	101	—	—	—	—	101
Non-Controlling Interest (11)	(0.04)	(36)	—	—	—	—	(36)

2014 GAAP Earnings (Loss)	$1.86	$926	$335	$255	$146	$(58)	$1,604

Note:

•	Beginning on April 1, 2014, each line item above includes 100% of CENG’s results of operations. Prior to April 1, 2014, CENG’s net results were included in equity in earnings (loss) on unconsolidated affiliates. Therefore, the results of operations from 2014 and 2013 for each line item above are not comparable for Generation and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.
•	Effective in the fourth quarter of 2013 Exelon switched from applying a blended tax rate to applying a marginal tax rate to the drivers and exclusions presented above, resulting in minor changes when comparing to historical earnings release filings.
•	Effective in the first quarter of 2014, ‘Nuclear Volume’ and ‘Nuclear Fuel Costs’ were changed to ‘Volume Impacts for Generation Revenue’ and ‘Fuel Cost Impacts for Generation,’ respectively, reflecting a full Generation perspective.
(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	In 2013, primarily reflects an increase in Generation’s asset retirement obligation for retired fossil power plants. In 2014, primarily reflects a decrease in Generation’s nuclear decommissioning obligation.
(3)	Reflects the impacts associated with the sale of Generation’s ownership interests in generating stations, primarily the gain from sale of Generation’s equity interest in Safe Harbor Water Power Corporation in 2014.
(4)	Reflects a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects and the impairment of wind generating assets and a 2014 charge primarily related to the impairment of wind generating assets and certain generating assets held for sale.
(5)	Reflects certain costs associated with the Constellation merger, PHI acquisition, and, at Generation, the CENG integration, including professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(6)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the Constellation merger date and at the CENG integration date.
(7)	Represents a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(8)	Represents the non-cash amortization of certain debt recorded at fair value at the Constellation merger date, which was retired in the second quarter of 2013.
(9)	Represents the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets as of April 1, 2014, and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing transactions between Generation and CENG.
(10)	Reflects a benefit related to the favorable settlement in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.
(11)	Represents adjustments to account for the CENG interest not owned by Generation, where applicable.
(12)	Primarily reflects the inclusion of CENG’s results for the second and third quarters of 2014 and an increase in revenue in ERCOT as a result of extreme cold weather in the first quarter of 2014, partially offset by increased nuclear outage days in 2014 as well as a decrease in fossil generation within the New England region as a result of favorable portfolio management optimization activities (offset below in market and portfolio conditions).
(13)	Primarily reflects the inclusion of CENG’s results for the second and third quarters of 2014, increased fossil generation, and increased fossil fuel costs due to the extreme cold weather during the first quarter of 2014, partially offset by the cancellation of the DOE spent nuclear fuel disposal fee.
(14)	Primarily reflects the impact of increased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market in addition to the inclusion of CENG’s capacity credits within the New York and PJM markets for the second and third quarters of 2014.
(15)	Primarily reflects the impact of lower realized energy prices and higher procurement costs for replacement power as a result of the extreme cold weather in the first quarter of 2014, partially offset by favorable portfolio management optimization activities.
(16)	For ComEd, primarily reflects higher distribution and transmission revenue due to increased capital investments, as well as increased cost recovery associated with energy efficiency programs and uncollectible accounts expense due to timing of regulatory cost recovery (both offset below, in other operating and maintenance expense), partially offset by lower distribution formula rate revenue due to decreased pension and non-pension postretirement expense (offset below). For PECO, primarily reflects increased recovery from regulatory programs (offset below primarily in operating and maintenance expense). For BGE, primarily reflects increased distribution revenue pursuant to increased rates effective in February and December 2013, increased cost recovery for energy efficiency and demand response programs (offset below, primarily in depreciation and amortization expense), and increased transmission revenue pursuant to increased rates effective June 2014.
(17)	Primarily reflects the inclusion of CENG’s results for the second and third quarters of 2014 at Generation, an increase in contracting costs as a result of increased nuclear non-refueling outage days at Generation, increased maintenance activities at ComEd and BGE, increased contracting costs associated with EIMA Smart Meter Project assistance at ComEd, and inflation across all operating companies, partially offset at Generation by merger synergies realized in 2014.
(18)	Primarily reflects of the inclusion of CENG’s results for the second and third quarters of 2014 and the impact of increased nuclear refueling outage days in 2014, excluding Salem.
(19)	Primarily reflects cost savings from plan design changes for certain OPEB plans and the favorable impact of higher actuarially assumed pension and OPEB discount rates for 2014, partially offset by the inclusion of CENG’s results for the second and third quarters of 2014.
(20)	For Generation, primarily reflects the inclusion of CENG’s results for the second and third quarters of 2014, an increase in the reserve for future asbestos-related bodily injury claims, an increase in nuclear decommissioning obligation expense, and an increase in regulatory fees and assessments. For ComEd, primarily relates to increased spend on energy efficiency programs and increased uncollectible accounts expense (both offset above, in other energy and delivery revenue). In the PECO service territory, primarily reflects increased storm costs, including the February 5, 2014 ice storm and July storms, as well as, increased spend on regulatory programs (offset above in other energy delivery revenue). In the BGE service territory, primarily reflects increased storm costs and an increase in uncollectible accounts expense.
(21)	Primarily reflects the inclusion of CENG’s results for the second and third quarters of 2014 and increased depreciation expense across the operating companies for ongoing capital expenditures. At BGE, also reflects increased regulatory asset amortization related to higher energy efficiency and demand response program expenditures (offset above, primarily in other energy delivery revenue).
(22)	Reflects the 2013 non-cash amortization of the fair value basis difference recorded at the Constellation merger date, offset by equity in losses in CENG in 2013. CENG’s operating results are fully consolidated in 2014 and, as a result, are not reflected as equity method earnings in 2014.
(23)	At Generation, primarily reflects the favorable settlement of certain income positions and an increase in domestic production activities deduction, partially offset by a reduction in investment tax credit benefits. At PECO, primarily reflects an increase in electric tax repairs deduction.
(24)	For Generation, primarily reflects a benefit recorded in 2014 related to the favorable settlement of certain income tax positions on Constellation’s 2009-2012 tax returns and an increase in interest income reflecting the inclusion of CENG’s results of operations for the second and third quarters of 2014. For ComEd, primarily reflects a favorable adjustment recorded in the first quarter of 2013 related to the 1999-2001 IRS settlement. For BGE, primarily reflects the impact of favorable interest rates in 2014. For Corporate, includes the impacts of a 2013 unfavorable franchise tax case settlement.
(25)	For Generation, primarily reflects the inclusion of CENG’s results for the second and third quarters of 2014.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited) (in millions)

	Generation
	Three Months Ended September 30, 2014				Three Months Ended September 30, 2013
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,412	$(248	)(b),(c)	$4,164	$4,255	$(90	)(b),(c)	$4,165
Operating expenses
Purchased power and fuel	1,880	33	(b),(c)	1,913	2,179	112	(b),(c)	2,291
Operating and maintenance	1,266	(90	)(d),(e),(f),(g)	1,176	1,076	(87	)(d),(e),(f)	989
Depreciation and amortization	253	—		253	218	(1	)(d)	217
Taxes other than income	127	—		127	98	—		98

Total operating expenses	3,526	(57)		3,469	3,571	24		3,595
Equity in earnings of unconsolidated affiliates	1	—		1	37	23	(c),(d)	60

Operating income	887	(191)		696	721	(91)		630

Other income and (deductions)
Interest expense	(89)	3	(b)	(86)	(82)	—		(82)
Other, net	342	(275	)(g),(h),(i)	67	134	(63	)(h)	71

Total other income and (deductions)	253	(272)		(19)	52	(63)		(11)

Income before income taxes	1,140	(463)		677	773	(154)		619
Income taxes	291	(112	)(b),(c),(d),(e),(f),(g),(h),(i)	179	288	(75	)(b),(c),(d),(e),(f),(h)	213

Net income	849	(351)		498	485	(79)		406
Net income (loss) attributable to noncontrolling interests	78	(13	)(j)	65	(5)	—		(5)

Net income attributable to membership interest	$771	$(338)		$433	$490	$(79)		$411

	Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$12,591	$772	(b),(c),(d)	$13,363	$11,858	$469	(b),(c)	$12,327
Operating expenses
Purchased power and fuel	7,071	220	(b),(c)	7,291	6,294	355	(b),(c)	6,649
Operating and maintenance	3,765	(207	)(d),(e),(f),(g)	3,558	3,377	(241	)(d),(e)(f),(g)	3,136
Depreciation and amortization	719	—		719	643	(3	)(d)	640
Taxes other than income	350	—		350	292	—		292

Total operating expenses	11,905	13		11,918	10,606	111		10,717
Equity in earnings (loss) of unconsolidated affiliates	(20)	12	(c),(d)	(8)	7	62	(c),(d)	69
Gain on consolidation of CENG	261	(261	)(k)	—	—	—		—

Operating income	927	510		1,437	1,259	420		1,679

Other income and (deductions)
Interest expense	(261)	3	(b)	(258)	(257)	1	(d),(e),(l)	(256)
Other, net	661	(480	)(g),(h),(i)	181	229	(117	)(d),(g),(h),(l)	112

Total other income and (deductions)	400	(477)		(77)	(28)	(116)		(144)

Income before income taxes	1,327	33		1,360	1,231	304		1,535
Income taxes	290	71	(b),(c),(d),(e),(f),(g),(h),(i),(k)	361	436	86	(b),(c),(d),(e),(f),(g),(h),(l)	522

Net income	1,037	(38)		999	795	218		1,013
Net income (loss) attributable to noncontrolling interests	111	(36	)(j)	75	(6)	—		(6)

Net income attributable to membership interest	$926	$(2)		$924	$801	$218		$1,019

Note: Includes the results of operations of Constellation Energy Nuclear Group, LLC beginning on April 1, 2014, the date the nuclear operating services agreement was executed.

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the Constellation merger date and at the CENG integration date.
(d)	Adjustment to exclude certain costs associated with the Constellation merger, PHI acquisition, and the CENG integration, including professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(e)	Adjustment to exclude a 2014 charge to earnings primarily related to the impairment of certain wind generating assets and a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects.
(f)	Adjustment to exclude the 2014 decrease in Generation’s nuclear decommissioning obligation and the 2013 increase in Generation’s asset retirement obligation for retired fossil fuel plants.
(g)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations, primarily the gain from sale of Generation’s equity interest in Safe Harbor Water Power Corporation.
(h)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(i)	Adjustment to reflect a benefit related to favorable settlements in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.
(j)	Adjustment to exclude adjustments for CENG interest not owned by Generation.
(k)	Adjustment to exclude the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing commitments between Generation and CENG.
(l)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,222	$—	$1,222	$1,156	$—		$1,156
Operating expenses
Purchased power	326	—	326	301	—		301
Operating and maintenance	359	—	359	333	(2	)(b)	331
Depreciation and amortization	174	—	174	164	—		164
Taxes other than income	76	—	76	80	—		80

Total operating expenses	935	—	935	878	(2)		876

Operating income	287	—	287	278	2		280

Other income and (deductions)
Interest expense	(81)	—	(81)	(74)	—		(74)
Other, net	4	—	4	7	—		7

Total other income and (deductions)	(77)	—	(77)	(67)	—		(67)

Income before income taxes	210	—	210	211	2		213
Income taxes	84	—	84	85	1	(b)	86

Net income	$126	$—	$126	$126	$1		$127

	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$3,484	$—	$3,484	$3,395	$—		$3,395
Operating expenses
Purchased power	915	—	915	931	—		931
Operating and maintenance	1,040	—	1,040	1,020	(2	)(b)	1,018
Depreciation and amortization	521	—	521	501	—		501
Taxes other than income	225	—	225	225	—		225

Total operating expenses	2,701	—	2,701	2,677	(2)		2,675

Operating income	783	—	783	718	2		720

Other income and (deductions)
Interest expense	(241)	—	(241)	(503)	288	(c)	(215)
Other, net	14	—	14	18	—		18

Total other income and (deductions)	(227)	—	(227)	(485)	288		(197)

Income before income taxes	556	—	556	233	290		523
Income taxes	221	—	221	93	118	(b),(c)	211

Net income	$335	$—	$335	$140	$172		$312

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with the Constellation merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives and certain pre-acquisition contingencies.
(c)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$693	$—	$693	$728	$—		$728
Operating expenses
Purchased power and fuel	255	—	255	289	—		289
Operating and maintenance	204	—	204	186	(2	)(b)	184
Depreciation and amortization	59	—	59	57	—		57
Taxes other than income	42	—	42	41	—		41

Total operating expenses	560	—	560	573	(2)		571

Operating income	133	—	133	155	2		157

Other income and (deductions)
Interest expense	(29)	—	(29)	(29)	—		(29)
Other, net	2	—	2	1	—		1

Total other income and (deductions)	(27)	—	(27)	(28)	—		(28)

Income before income taxes	106	—	106	127	2		129
Income taxes	25	—	25	35	1	(b)	36

Net income	81	—	81	92	1		93
Preferred security dividends	—	—	—	—	—		—

Net income attributable to common shareholder	$81	$—	$81	$92	$1		$93

	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$2,343	$—	$2,343	$2,295	$—		$2,295
Operating expenses
Purchased power and fuel	960	—	960	953	—		953
Operating and maintenance	668	—	668	554	(8	)(b)	546
Depreciation and amortization	176	—	176	171	—		171
Taxes other than income	122	—	122	121	—		121

Total operating expenses	1,926	—	1,926	1,799	(8)		1,791

Operating income	417	—	417	496	8		504

Other income and (deductions)
Interest expense	(85)	—	(85)	(86)	—		(86)
Other, net	5	—	5	4	—		4

Total other income and (deductions)	(80)	—	(80)	(82)	—		(82)

Income before income taxes	337	—	337	414	8		422
Income taxes	82	—	82	122	3	(b)	125

Net income	255	—	255	292	5		297
Preferred security dividends and redemption	—	—	—	7	—		7

Net income attributable to common shareholder	$255	$—	$255	$285	$5		$290

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the Constellation merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives certain pre-acquisition contingencies.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE
	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$697	$—	$697	$737	$—		$737
Operating expenses
Purchased power and fuel	297	—	297	346	—		346
Operating and maintenance	165	—	165	146	(2	)(b)	144
Depreciation and amortization	78	—	78	78	—		78
Taxes other than income	55	—	55	53	—		53

Total operating expenses	595	—	595	623	(2)		621

Operating income	102	—	102	114	2		116

Other income and (deductions)
Interest expense	(26)	—	(26)	(29)	—		(29)
Other, net	4	—	4	4	—		4

Total other income and (deductions)	(22)	—	(22)	(25)	—		(25)

Income before income taxes	80	—	80	89	2		91
Income taxes	31	—	31	36	1	(b)	37

Net income	49	—	49	53	1		54
Preference stock dividends	3	—	3	3	—		3

Net income attributable to common shareholders	$46	$—	$46	$50	$1		$51

	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$2,404	$—	$2,404	$2,271	$—		$2,271
Operating expenses
Purchased power and fuel	1,094	—	1,094	1,059	—		1,059
Operating and maintenance	541	—	541	450	4	(b)	454
Depreciation and amortization	275	—	275	252	—		252
Taxes other than income	168	—	168	162	—		162

Total operating expenses	2,078	—	2,078	1,923	4		1,927

Operating income (loss)	326	—	326	348	(4)		344

Other income and (deductions)
Interest expense	(81)	—	(81)	(94)	—		(94)
Other, net	14	—	14	13	—		13

Total other income and (deductions)	(67)	—	(67)	(81)	—		(81)

Income before income taxes	259	—	259	267	(4)		263
Income taxes	103	—	103	107	(1	)(b)	106

Net income	156	—	156	160	(3)		157
Preference stock dividends	10	—	10	10	—		10

Net income attributable to common shareholders	$146	$—	$146	$150	$(3)		$147

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended September 30, 2014				Three Months Ended September 30, 2013
	GAAP (b)	Adjustments		Adjusted Non- GAAP	GAAP (b)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(112)	$—		$(112)	$(374)	$—		$(374)
Operating expenses
Purchased power and fuel	(110)	—		(110)	(372)	—		(372)
Operating and maintenance	(12)	(9	)(c)	(21)	(6)	(3	)(c)	(9)
Depreciation and amortization	13	—		13	13	—		13
Taxes other than income	6	—		6	5	—		5

Total operating expenses	(103)	(9)		(112)	(360)	(3)		(363)

Operating loss	(9)	9		—	(14)	3		(11)

Other income and (deductions)
Interest expense	(33)	21	(c)	(12)	(20)	—		(20)
Other, net	2	—		2	9	—		9

Total other income and (deductions)	(31)	21		(10)	(11)	—		(11)

Loss before income taxes	(40)	30		(10)	(25)	3		(22)
Income taxes	(9)	9	(c),(e),(f)	—	(5)	(2	)(c),(d),(e)	(7)

Net loss	$(31)	$21		$(10)	$(20)	$5		$(15)

	Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013
	GAAP (b)	Adjustments		Adjusted Non- GAAP	GAAP (b)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(649)	$—		$(649)	$(1,094)	$(7	)(e)	$(1,101)
Operating expenses
Purchased power and fuel	(641)	—		(641)	(1,094)	—		(1,094)
Operating and maintenance	(9)	(43	)(c),(d)	(52)	(10)	(18	)(c),(d)	(28)
Depreciation and amortization	41	—		41	39	—		39
Taxes other than income	22	—		22	25	—		25

Total operating expenses	(587)	(43)		(630)	(1,040)	(18)		(1,058)

Operating loss	(62)	43		(19)	(54)	11		(43)

Other income and (deductions)
Interest expense	(54)	29	(c)	(25)	(170)	81	(h)	(89)
Other, net	8	—		8	47	—		47

Total other income and (deductions)	(46)	29		(17)	(123)	81		(42)

Loss before income taxes	(108)	72		(36)	(177)	92		(85)
Income taxes	(50)	28	(c),(d),(e),(f)	(22)	(25)	(14	)(c),(d),(e),(g)	(39)

Net loss	$(58)	$44		$(14)	$(152)	$106		$(46)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude certain costs associated with the Constellation merger, PHI acquisition, and the CENG integration, including professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments, and certain pre-acquisition contingencies.
(d)	Adjustment to exclude a charge to earnings related to the impairment of investments in long-term leases in both 2014 and 2013.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(f)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(g)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended,
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	15,993	14,912	12,136	11,900	12,424
Midwest	24,379	22,719	23,125	23,429	23,741
New York (a)	4,891	3,766	—	—	—

Total Nuclear Generation	45,263	41,397	35,261	35,329	36,165
Fossil and Renewables (a)
Mid-Atlantic	2,385	3,165	3,207	2,951	2,808
Midwest	212	319	417	363	217
New England	1,789	1,299	1,734	1,763	3,609
New York	1	1	1	—	—
ERCOT	2,331	1,553	1,656	1,582	2,522
Other (c)	2,285	2,041	1,630	1,064	1,913

Total Fossil and Renewables	9,003	8,378	8,645	7,723	11,069
Purchased Power
Mid-Atlantic (b)	1,110	810	3,233	3,955	4,289
Midwest	260	520	711	498	707
New England	3,231	2,290	2,070	2,605	2,178
New York (b)	—	—	2,857	3,493	3,565
ERCOT	2,184	2,518	3,440	2,792	3,803
Other (c)	4,397	3,654	3,355	2,986	3,244

Total Purchased Power	11,182	9,792	15,666	16,329	17,786
Total Supply/Sales by Region (e)
Mid-Atlantic (d)	19,488	18,887	18,576	18,806	19,521
Midwest (d)	24,851	23,558	24,253	24,290	24,665
New England	5,020	3,589	3,804	4,368	5,787
New York	4,892	3,767	2,858	3,493	3,565
ERCOT	4,515	4,071	5,096	4,374	6,325
Other (c)	6,682	5,695	4,985	4,050	5,157

Total Supply/Sales by Region	65,448	59,567	59,572	59,381	65,020

	Three Months Ended,
	September 30, 2014	June 30, 2014	March 31, 2014 (g)	December 31, 2013 (g)	September 30, 2013 (g)
Outage Days (f)
Refueling	18	108	52	94	43
Non-refueling	20	44	20	33	5

Total Outage Days	38	152	72	127	48

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG). Nuclear generation for three months ended September 30, 2014 includes physical volumes of 3,726 GWh in Mid-Atlantic and 4,891 GWh in New York for CENG.
(b)	Purchased power includes physical volumes of 2,489 GWhs, 3,226 GWhs, and 3,138 GWhs in the Mid-Atlantic and 2,857 GWhs, 3,051 GWhs, and 3,147 GWhs in New York as a result of the PPA with CENG for the three months ended March 31, 2014, December 31, 2013, and September 30, 2013 respectively. As of the integration date of April 1, 2014, CENG volumes are included in nuclear generation.
(c)	Other Regions includes South, West and Canada, which are not considered individually significant.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(e)	Total sales do not include physical trading volumes of 3,006 GWhs, 2,629 GWhs, 2,494 GWhs, 2,696 GWhs, and 2,499 GWhs for the three months ended September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013, and September 30, 2013 respectively.
(f)	Outage days exclude Salem.
(g)	Outage days exclude CENG.

EXELON CORPORATION

Exelon Generation Statistics

Nine Months Ended September 30, 2014 and 2013

	September 30, 2014	September 30, 2013
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	43,042	36,980
Midwest	70,223	69,817
New York (a)	8,657	—

Total Nuclear Generation	121,922	106,797
Fossil and Renewables (a)
Mid-Atlantic	8,758	8,764
Midwest	948	1,116
New England	4,822	9,133
New York	3	—
ERCOT	5,541	4,872
Other (c)	5,954	5,598

Total Fossil and Renewables	26,026	29,483
Purchased Power
Mid-Atlantic (b)	5,152	10,138
Midwest	1,491	3,910
New England	7,591	5,050
New York (b)	2,857	10,149
ERCOT	8,142	12,271
Other (c)	11,406	11,945

Total Purchased Power	36,639	53,463
Total Supply/Sales by Region (e)
Mid-Atlantic (d)	56,952	55,882
Midwest (d)	72,662	74,843
New England	12,413	14,183
New York	11,517	10,149
ERCOT	13,683	17,143
Other (c)	17,360	17,543

Total Supply/Sales by Region	184,587	189,743

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG). Nuclear generation for nine months ended September 30, 2014 includes physical volumes of 7,507 GWh in Mid-Atlantic and 8,657 GWh in New York for CENG.
(b)	Purchased power includes physical volumes of 2,489 GWh and 8,840 GWh in the Mid-Atlantic and 2,857 GWh and 9,113 GWh in New York as a result of the PPA with CENG for the nine months ended September 30, 2014 and 2013, respectively. As of the integration date of April 1, 2014, CENG volumes are included in nuclear generation.
(c)	Other Regions includes South, West and Canada, which are not considered individually significant.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(e)	Total sales do not include physical proprietary trading volumes of 8,129 GWh and 6,066 GWh for the nine months ended September 30, 2014 and 2013, respectively.

EXELON CORPORATION

ComEd Statistics

Three Months Ended September 30, 2014 and 2013

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2014	2013	% Change	Weather- Normal % Change	2014	2013	% Change
Retail Deliveries and Sales (a)
Residential	7,332	8,188	(10.5)%	1.3%	$566	$529	7.0%
Small Commercial & Industrial	8,366	8,680	(3.6)%	(0.6)%	349	322	8.4%
Large Commercial & Industrial	7,245	7,381	(1.8)%	—%	115	112	2.7%
Public Authorities & Electric Railroads	301	329	(8.5)%	(8.3)%	10	12	(16.7)%

Total Retail	23,244	24,578	(5.4)%	0.1%	1,040	975	6.7%

Other Revenue (b)					182	181	0.6%

Total Electric Revenue					$1,222	$1,156	5.7%

Purchased Power					$326	$301	8.3%

				% Change
	2014	2013	Normal	From 2013	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	111	79	119	40.5%	(6.7)%
Cooling Degree-Days	537	668	613	(19.6)%	(12.4)%

Nine Months Ended September 30, 2014 and 2013

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2014	2013	% Change	Weather- Normal % Change	2014	2013	% Change
Retail Deliveries and Sales (a)
Residential	20,920	21,154	(1.1)%	1.4%	$1,572	$1,589	(1.1)%
Small Commercial & Industrial	24,456	24,385	0.3%	0.1%	1,033	945	9.3%
Large Commercial & Industrial	21,109	20,932	0.8%	0.6%	343	327	4.9%
Public Authorities & Electric Railroads	1,001	997	0.4%	(1.3)%	35	35	—%

Total Retail	67,486	67,468	—%	0.6%	2,983	2,896	3.0%

Other Revenue (b)					501	499	0.4%

Total Electric Revenue					$3,484	$3,395	2.6%

Purchased Power					$915	$931	(1.7)%

				% Change
	2014	2013	Normal	From 2013	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	4,680	4,116	4,048	13.7%	15.6%
Cooling Degree-Days	796	908	831	(12.3)%	(4.2)%

	2014	2013
Number of Electric Customers
Residential	3,486,438	3,465,635
Small Commercial & Industrial	367,446	366,216
Large Commercial & Industrial	1,992	1,978
Public Authorities & Electric Railroads	4,821	4,860

Total	3,860,697	3,838,689

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other items include rental revenues, revenues related to late payment charges, revenues from other utilities for mutual assistance programs and recoveries of environmental costs associated with MGP sites.

EXELON CORPORATION

PECO Statistics

Three Months Ended September 30, 2014 and 2013

	Electric and Gas Deliveries				Revenue (in millions)
	2014	2013	% Change	Weather- Normal % Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,551	3,781	(6.1)%	0.9%	$413	$448	(7.8)%
Small Commercial & Industrial	2,096	2,142	(2.2)%	0.3%	107	109	(1.8)%
Large Commercial & Industrial	4,086	4,207	(2.9)%	(1.4)%	52	53	(1.9)%
Public Authorities & Electric Railroads	241	219	10.0%	10.0%	7	7	—%

Total Retail	9,974	10,349	(3.6)%	—%	579	617	(6.2)%

Other Revenue (b)					55	55	—%

Total Electric Revenue					634	672	(5.7)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	3,893	3,531	10.2%	10.4%	54	48	12.5%
Transportation and Other	5,750	6,041	(4.8)%	6.1%	5	8	(37.5)%

Total Gas	9,643	9,572	0.7%	7.8%	59	56	5.4%

Total Electric and Gas Revenues					$693	$728	(4.8)%

Purchased Power and Fuel					$255	$289	(11.8)%

				% Change
	2014	2013	Normal	From 2013	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	14	36	35	(61.1)%	(60.0)%
Cooling Degree-Days	911	928	934	(1.8)%	(2.5)%

Nine Months Ended September 30, 2014 and 2013

	Electric and Gas Deliveries				Revenue (in millions)
	2014	2013	% Change	Weather- Normal % Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	10,200	10,134	0.7%	1.3%	$1,195	$1,197	(0.2)%
Small Commercial & Industrial	6,098	6,111	(0.2)%	0.2%	319	324	(1.5)%
Large Commercial & Industrial	11,604	11,637	(0.3)%	—%	169	173	(2.3)%
Public Authorities & Electric Railroads	722	712	1.4%	1.4%	23	23	—%

Total Retail	28,624	28,594	0.1%	0.5%	1,706	1,717	(0.6)%

Other Revenue (b)					165	163	1.4%

Total Electric Revenue					1,871	1,880	(0.5)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	44,487	38,888	14.4%	2.2%	444	386	15.1%
Transportation and Other	20,124	20,880	(3.6)%	(1.6)%	28	29	(3.4)%

Total Gas	64,611	59,768	8.1%	0.9%	472	415	13.7%

Total Electric and Gas Revenues					$2,343	$2,295	2.1%

Purchased Power and Fuel					$960	$953	0.7%

				% Change
	2014	2013	Normal	From 2013	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	3,251	2,897	2,974	12.2%	9.3%
Cooling Degree-Days	1,286	1,346	1,282	(4.5)%	0.3%

Number of Electric Customers	2014	2013	Number of Gas Customers	2014	2013
Residential	1,429,293	1,419,837	Residential	459,678	455,809
Small Commercial & Industrial	149,172	148,843	Commercial & Industrial	42,008	41,591

Large Commercial & Industrial	3,103	3,114	Total Retail	501,686	497,400
Public Authorities & Electric Railroads	9,737	9,666	Transportation	866	909

Total	1,591,305	1,581,460	Total	502,552	498,309

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended September 30, 2014 and 2013

	Electric and Gas Deliveries			Revenue (in millions)
	2014	2013	% Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,291	3,557	(7.5)%	$348	$390	(10.8)%
Small Commercial & Industrial	805	808	(0.4)%	72	72	—%
Large Commercial & Industrial	3,818	3,882	(1.6)%	134	116	15.5%
Public Authorities & Electric Railroads	79	78	1.3%	8	8	—%

Total Retail	7,993	8,325	(4.0)%	562	586	(4.1)%

Other Revenue (b)				69	78	(11.5)%

Total Electric Revenue				631	664	(5.0)%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	10,257	10,642	(3.6)%	62	66	(6.1)%
Transportation and Other (d)	304	933	(67.4)%	4	7	(42.9)%

Total Gas	10,561	11,575	(8.8)%	66	73	(9.6)%

Total Electric and Gas Revenues				$697	$737	(5.4)%

Purchased Power and Fuel				$297	$346	(14.2)%

				% Change
	2014	2013	Normal	From 2013	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	82	111	81	(26.1)%	1.2%
Cooling Degree-Days	484	567	596	(14.6)%	(18.8)%

Nine Months Ended September 30, 2014 and 2013

	Electric and Gas Deliveries			Revenue (in millions)
	2014	2013	% Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	10,023	9,849	1.8%	$1,077	$1,056	2.0%
Small Commercial & Industrial	2,343	2,301	1.8%	208	197	5.6%
Large Commercial & Industrial	10,880	11,046	(1.5)%	377	333	13.2%
Public Authorities & Electric Railroads	236	239	(1.3)%	24	23	4.3%

Total Retail	23,482	23,435	0.2%	1,686	1,609	4.8%

Other Revenue (b)				207	203	2.0%

Total Electric Revenue				1,893	$1,812	4.5%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	71,479	65,854	8.5%	439	412	6.6%
Transportation and Other (d)	7,508	8,128	(7.6)%	72	47	53.2%

Total Gas	78,987	73,982	6.8%	511	459	11.3%

Total Electric and Gas Revenues				$2,404	$2,271	5.9%

Purchased Power and Fuel				$1,094	$1,059	3.3%

				% Change
	2014	2013	Normal	From 2013	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	3,439	3,054	2,981	12.6%	15.4%
Cooling Degree-Days	717	830	851	(13.6)%	(15.7)%

Number of Electric Customers	2014	2013	Number of Gas Customers	2014	2013
Residential	1,123,644	1,119,209	Residential	610,750	612,065
Small Commercial & Industrial	112,580	112,988	Commercial & Industrial	43,963	44,028

Large Commercial & Industrial	11,707	11,634	Total Retail	654,713	656,093
Public Authorities & Electric Railroads	290	293	Transportation	—	—

Total	1,248,221	1,244,124	Total	654,713	656,093

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 304 mmcfs ($2 million) and 933 mmcfs ($5 million) for the three months ended September 30, 2014 and 2013, respectively, and 7,508 mmcfs ($60 million) and 8,128 mmcfs ($37 million) for the nine months ended September 30, 2014 and 2013, respectively.